Exhibit 10.2

AMENDMENT NO. 3

TO THE STOCKHOLDERS AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Stockholders Agreement dated as of January 25, 2005, as amended by Amendment No. 1, dated as of October 25, 2005 (“Amendment No. 1”) and by Amendment No. 2, dated as of June 15, 2006 (“Amendment No. 2”) (as amended by Amendment No. 1 and Amendment No. 2, the “Agreement”), by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”), Leslie’s Holdings, Inc. (“Holdings”), GCP California Fund, L.P. (“GCP”), and the stockholders holding a majority of the Registrable Individual Shares (as defined in the Agreement) is entered into as of this 7th day of February, 2007. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement pursuant to Section 7.6 thereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Agreement.

Section 1. Section 2.7.3 regarding Exempt Transfers is hereby amended and restated as set forth below, which section shall read in its entirety as follows:

2.7.3 Exempt Transfers. The provisions of this Section 2.7 shall not apply to any Transfer of Shares by any Management Party who is a natural person, or any subsequent Transferee of a Management Party pursuant to this Section 2.7.3, to his or her spouse, any direct lineal descendant or ancestor of such Management Party or his or her spouse or any vehicle, including but not limited to a trust or a limited liability company, primarily for the benefit of any or all of the foregoing (each such Person, together with such Management Party, is referred to herein as a “Management Related Person”); provided, however, that in each such case each of the following conditions shall be satisfied:

(i) after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by the Management Party making the Transfer during his lifetime or, after the death of such Management Party, by one or more Management Related Persons; and

(ii) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement, and designating an address for notices to such Transferee required or permitted hereunder.

Section 2. Any Transfer made prior to the date hereof that was inconsistent with Section 2.7.3 at the time of such Transfer is hereby ratified and affirmed; provided, however, that each such Transfer must have been of the type that would be consistent with Section 2.7.3 after giving effect to this Amendment.

Section 3. Effective upon the consummation of the merger (the “Merger”) contemplated by the merger agreement (the “Merger Agreement”) by and among the Company, Holdings and Leslie’s Merger Sub, Inc. (“Merger Sub”), the Company shall assign any and all of its rights and obligations under the Agreement to Holdings and Holdings shall assume any and all rights and obligations of the Company under the Agreement.

Section 4. Effective upon the consummation of the Merger, the Agreement shall be amended to replace all references to “Leslie’s Poolmart, Inc.” with references to “Leslie’s Holdings, Inc.” and each use of the word “Company” in the Agreement shall be deemed to mean Holdings

Section 5. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof. Except as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

Section 6. The terms of this Amendment shall be governed by the laws of the state of Delaware regardless of the choice of laws provisions of such state or any other jurisdiction.

Section 7. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

LESLIE’S POOLMART, INC.

By:	/s/ STEVEN L. ORTEGA
Name:	Steven L. Ortega
Title:	Executive Vice President

LESLIE’S HOLDINGS, INC.

By:	/s/ STEVEN L. ORTEGA
Name:	Steven L. Ortega
Title:	Executive Vice President

GCP CALIFORNIA FUND, L.P.

By:	GCP California Capital, LLC Its General Partner

	By:	/s/ JOHN G. DANHAKL
	Name:	John G. Danhakl
	Title:	Manager

LESLIE’S COINVESTMENT LLC

By:	LEONARD GREEN & PARTNERS, L.P. Its Manager

	By:	LGP Management, Inc. Its General Partner

		By:	/s/ JOHN M. BAUMER
		Name:	John M. Baumer
		Title:	Vice President

INVESTOR HOLDERS:

/s/ MICHAEL J. FOURTICQ
Michael J. Fourticq

MANAGEMENT PARTIES:

/s/ LAWRENCE H. HAYWARD
Lawrence H. Hayward